UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report:  April 7, 2007
(Date of earliest event reported)

Maine & Maritimes Corporation
(Exact name of registrant as specified in its charter)

ME	333-103749	30-0155348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PO Box 789		04769
(Address of principal executive offices)		(Zip Code)

207 760 2499
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

Northern Maine Briefings Scheduled This Week Regarding Status of Proposed Electric Transmission Line

Maine Public Service Company, a wholly-owned subsidiary of Maine & Maritimes Corporation, and Central Maine Power Company this week will announce progress on a proposed power line being considered to directly connect northern Maine to the rest of the State.  Teaming together, the two electric utilities entered into a partnership last year to study the economics and electrical feasibilities of constructing the "Maine Power Connection," a $400 - $500 million high-voltage electrical transmission line project.  Briefings will be held throughout the week to update community business leaders, municipal officials, and economic development groups on preliminary findings.  A news conference is scheduled for 11 a.m., Thursday, April 10, 2008, at Maine Public Service Company, G. Melvin Hovey Operations Center, 10 Parkhurst Siding Road, in Presque Isle, Maine.

A Fact Sheet on the Maine Power Connection is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits
99.1	Maine Power Connection Project Fact Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2008
MAINE & MARITIMES CORPORATION
	By: /s/	Brent M. Boyles
Brent M. Boyles
President and CEO